EXHIBIT 16.1
[Moore Stephens Letterhead]

July 11, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Commissioners:

We have read Neuro-HiTech, Inc.'s statements included under Item 4.01 of its Form 8-K filed on July 11, 2008, and we agree with such statements concerning our firm.

Very truly yours,

/s/ Moore Stephens, P.C.

Moore Stephens, P.C.